EXHIBIT 99.1


                                  NEWS RELEASE

                                                   Investor Relations Contacts:
                               Susan Spratlen or Chris Paulsen   (972) 444-9001

                     Pioneer Announces 2005 Capital Program

Dallas, Texas, January 11, 2005 -- Pioneer Natural Resources Company (NYSE:PXD) announced today that its Board of Directors has approved its 2005 capital program. The program is expected to include:

   o Total capital expenditures of $900 million to $950 million, a 12% increase over 2004 levels, proforma for the recent Rockies merger,
   o  Plans to drill approximately 800 development wells,
   o $200 million to $250 million exploration program, which represents approximately 25% of total capital,
   o  Plans to drill approximately 20 higher-impact exploration wells, and
   o  Significant cash flow in excess of base capital expenditures.

"In 2005, we plan to step up our activity level and drill more development and exploration wells," stated Tim Dove, Pioneer's President and COO. "Our prior investments in land and seismic should begin to pay off as we test new exploration prospects in each of our focus areas and expand our onshore development program."

Approximately 75% of the 2005 capital budget is directed toward development activities, including facilities, with 25% allocated to exploration. Pioneer plans to direct a majority of its capital program to its U.S. assets with approximately 20% allocated to its new Rockies assets, 25% to other onshore U.S. assets, 25% to the Gulf of Mexico and five percent to Alaska. Approximately 25% of 2005 capital is designated for international projects with approximately 15% allocated to Argentina and five percent directed to projects in both Africa and Canada.

"This capital plan accounts for only about two-thirds of the discretionary cash flow we expect to have available for investment based on current oil and gas strip pricing forecasts. The plan calls for an increase in drilling activity in our core areas, especially the Rockies, continued expansion of our gas play in Argentina, an active Canadian program including key coal bed methane tests and a significant increase in high-impact wells in our four exploration focus areas," continued Scott Sheffield, Chairman and CEO.

Low-Risk Development is Foundation for Growth

Pioneer plans to drill approximately 800 wells during 2005, a significant increase over 2004, and will again allocate considerable capital dollars to develop its proved reserves, following a strategy of accelerating value realization at today's historically high commodity prices.

In the Raton Basin, Pioneer plans to drill approximately 300 wells, up approximately 50% from 2004 activity levels. To handle the stepped-up drilling schedule and deliver on the expected double-digit production growth, Pioneer has added staff, purchased additional fracture stimulation and drilling equipment and secured additional pipeline capacity. The Company believes that the Raton Basin offers sufficient opportunity to sustain this accelerated level of drilling for a minimum of five years allowing for the execution of a measured program to deliver incremental reserves annually. Pioneer's recent Rockies acquisition also added significant acreage in the Piceance and Uinta basins, and the Company expects to complete a comprehensive evaluation of the resource potential and gas marketing alternatives for these assets during 2005.

Other onshore U.S. drilling will include approximately 260 development wells primarily concentrated in the legacy Spraberry, Pawnee and West Panhandle fields where Pioneer has a multi-year inventory of development drilling locations.


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In the Gulf of Mexico,  Pioneer  plans to invest  approximately  $100 million on appraisal wells related to field discoveries that are expected to add new production in 2006 and 2007 and sidetracks expected to capture additional reserves and extend the production life of key wells in the Canyon Express and Falcon areas.

In Canada, Pioneer will concentrate its winter drilling activities in the Chinchaga field of northeastern British Columbia with more than 50 wells planned, a 40% increase over 2004. In southern Alberta where the drilling is not limited to the winter season, Pioneer plans to drill as many as 80 wells targeting coal bed methane in the Horseshoe Canyon area. The Company has identified several non-strategic fields for divestiture during the first quarter of 2005 and has included the impact of these planned asset sales in its 2005 production forecasts.

In Argentina, Pioneer plans to capitalize on strengthening gas demand and on the government's plans to increase natural gas prices and has plans to expand its Argentine gas processing facilities to extract additional liquids and further enhance profitability. In the Neuquen Basin, more than 90 development wells are planned, and the Company will continue to evaluate the potential for deeper gas accumulations expecting to deliver 8% to 10% production growth in 2005.

Exploration Program Includes Increased Drilling and Reserve Exposure

"Exploration is a cyclical process," stated Chris Cheatwood, Executive Vice President of Worldwide Exploration. "We drilled fewer high-impact wells in 2004 and focused most of our time and dollars on refining existing prospects and building our exploration inventory. In 2005, we plan to test approximately 20 high-impact prospects and increase our exploration drilling expenditures by about 150%."

Pioneer has earmarked $200 to $250 million of its 2005 capital budget for exploration in its four areas of focus, the Gulf of Mexico, Alaska, North Africa and West Africa. The portfolio covers a broad spectrum of risk profiles and reserve size targets.

In the Gulf of Mexico, Pioneer plans to drill six to eight exploration wells focused primarily in the deepwater. The program is balanced between Falcon satellites and shallow-water prospects with shorter lead times to first production and higher-potential targets in deeper water.

Pioneer was one of the first independent companies to operate on the North Slope of Alaska and has established a significant acreage position. Pioneer's diversified portfolio covers a wide range of prospect types, from low-risk drilling on undeveloped discoveries near existing infrastructure to higher-reward objectives in more remote areas. The Company has completed an extensive technical and economic evaluation of resource potential within the Oooguruk field discovery and will continue with engineering and permitting activities to confirm favorable development economics. Pioneer also plans to drill three wells on other Alaska prospects during 2005.

In North Africa, Pioneer has five wells currently producing in excess of 13,000 barrels of oil per day (gross) on the Adam concession, and plans to add production in 2005, drilling two to four additional wells. Outside the Adam concession, the Company plans to drill three exploration wells, two of which will test the lateral extent of previous discoveries on the Anaguid block.

In the past twelve months, Pioneer has made significant strides toward building a strong position in deepwater West Africa. The Company expects that rights to new West Africa acreage in the Niger Delta will be granted during 2005, possibly including two highly-prospective blocks in the Joint Development Zone (JDZ) of Nigeria/Sao Tome and Principe where bids have been submitted. Pioneer expects to participate in two to three high-impact deepwater wells in the area, one of which will be drilled on its current acreage in Equatorial Guinea.

Pioneer is a large independent oil and gas exploration and production company with operations in the United States, Argentina, Canada, Equatorial Guinea, South Africa and Tunisia. Pioneer's headquarters are in Dallas. For more information, visit Pioneer's website at www.pioneernrc.com.


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Except for historical  information contained herein, the statements in this News
Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, international operations and associated international political and economic instability, litigation, the costs and results of drilling and operations, Pioneer's ability to replace reserves, implement its business plans, or complete
its  development  projects  as  scheduled,   access  to  and  cost  of  capital,
uncertainties   about   estimates  of  reserves,   quality  of  technical  data,
environmental and weather risks, acts of war or terrorism. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.



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